UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2024 (March 20, 2024)

HELIX ENERGY SOLUTIONS GROUP, INC.

(Exact name of registrant as specified in its charter)

Minnesota	001-32936	95-3409686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3505 West Sam Houston Parkway North
Suite 400
Houston, Texas		77043
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 281-618-0400

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	HLX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

2026 Notes Redemption and Conversion Settlements

On January 16, 2024, Helix Energy Solutions Group, Inc. (the “Company”) issued a notice of redemption with respect to its 6.75% Convertible Senior Notes due 2026 (the “2026 Notes”) to redeem the remaining 2026 Notes on March 20, 2024 (the “Redemption Date”) at a redemption price of $1,127.781146 for each $1,000 principal amount of 2026 Notes to be redeemed. In connection therewith, the Company also announced that holders of the 2026 Notes would have the right to convert their 2026 Notes for cash consideration, subject to certain terms and conditions specified in the 2026 Notes and the First Supplemental Indenture, dated as of August 14, 2020 (the “Supplemental Indenture”), to that certain Indenture, dated as of August 14, 2020, in each case, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Base Indenture” and together with the Supplemental Indenture, the “Indenture”), no later than 5:00 p.m., New York City time, on the second business day immediately prior to the Redemption Date (the “Conversion Deadline”).

Prior to the Conversion Deadline, holders of approximately $39.9 million aggregate principal amount of the 2026 Notes submitted notices for conversion of their 2026 Notes. As a result, on the Redemption Date the Company redeemed approximately $0.3 million aggregate principal amount of the 2026 Notes. As of March 22, 2024, the Company had completed conversion settlements for the remaining 2026 Notes, for an aggregate cash amount of approximately $60.2 million. Following the redemption and settlement of the conversions, there were no 2026 Notes outstanding under the Indenture, and the Indenture was satisfied and discharged in accordance with its terms.

Item 8.01. Other Events.

Capped Call Unwind Transactions

In conjunction with the redemption and conversion settlements of the 2026 Notes, the Company terminated all remaining capped call transactions entered into in connection with the issuance of the 2026 Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2024
HELIX ENERGY SOLUTIONS GROUP, INC.

	By:	/s/ Erik Staffeldt
Erik Staffeldt
Executive Vice President and Chief Financial Officer